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                                                                     EXHIBIT 23



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33- _____________________________) pertaining to Great
Lakes Chemical Corporation 1995 Supplemental Savings Plan of our report dated January 30, 1995, with respect to the consolidated financial statements and schedule of Great Lakes Chemical Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1994 filed with the Securities and Exchange Commission.



                                                               ERNST & YOUNG LLP


Indianapolis, IN
January 29, 1996